Exhibit (h)(1)(b)

Amendment to Amended and Restated Fund Accounting and Administration Agreement

Dated April 12, 2010

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of January 20, 2011 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Fund Accounting and Administration Agreement (the “Agreement”) effective April 12, 2010;

WHEREAS, the Board of Trustees of the Fund approved on September 22, 2010, the reorganization of the Forward Large Cap Value Fund into the Forward Large Cap Growth Fund, effective January 20, 2011;

WHEREAS, the Board of Trustees of the Fund approved the name change of the Forward Large Cap Growth Fund to the Forward CorePlus Fund, effective January 20, 2011;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Appendix A – Portfolios List;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Appendix A – Portfolios List. Appendix A is replaced in its entirety with the attached Appendix A.

2.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:		By:
Name:	Jeremy O. May	Name:	J. Alan Reid, Jr.
Title:	President	Title:	President

APPENDIX A

DATED AS OF January 20, 2011

TO THE AMENDED AND RESTATED FUND ACCOUNTING AND

ADMINISTRATION AGREEMENT

Portfolio List

Allocation Funds

Forward Aggressive Growth Allocation Fund	Forward Growth & Income Allocation Fund
Forward Balanced Allocation Fund	Forward Income Allocation Fund
Forward Growth Allocation Fund	Forward Income & Growth Allocation Fund

Non-Allocation Funds

Forward Banking and Finance Fund	Forward Long/Short Credit Analysis Fund
Forward Commodity Long/Short Strategy Fund	Forward Mortgage Securities Fund
Forward CorePlus Fund	Forward Real Estate Fund
Forward Emerging Markets Fund	Forward Select Income Fund
Forward Focus Fund	Forward Small Cap Equity Fund
Forward Frontier MarketStrat Fund	Forward SMIDPlus Fund
Forward Global Infrastructure Fund	Forward Strategic Alternatives Fund
Forward Growth Fund	Forward Tactical Enhanced Fund
Forward High Yield Bond Fund	Forward Tactical Growth Fund
Forward HITR Fund[1]	Forward Strategic Realty Fund
Forward International Dividend Fund	Forward U.S. Government Money Fund
Forward International Equity Fund

Forward International Fixed Income Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Investment Grade Fixed Income Fund

Forward Large Cap Equity Fund

[1]	Fund has not commenced operations.